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                                                                     Exhibit 1.1


                             U.S. FRANCHISE SYSTEMS, INC.


                                ______________________


                                 Class A Common Stock
                             (par value $0.01 per share)

                                Underwriting Agreement


                                                              New York, New York
                                                                   May ___, 1998


NationsBanc Montgomery Securities LLC
CIBC Oppenheimer Corp.
The Robinson-Humphrey Company, LLC
Schroder & Co. Inc.
c/o NationsBanc Montgomery Securities LLC
    600 Montgomery Street
    San Francisco, CA 94111

Ladies and Gentlemen:

       U.S. Franchise Systems, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 4,500,000 shares of Class A Common Stock, par value $0.01 per share ("STOCK"), of the Company. The 4,500,000 shares of Common Stock to be sold by the Company are herein referred to as the "FIRM SHARES." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 675,000 shares of Stock (the "OPTIONAL SHARES"), on the terms and for the purposes set forth in Section 2 hereof. (The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES").


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       1.   (a)The Company represents and warrants to, and agrees with, each of the Underwriters that:

                   (i) A registration statement on Form S-3 (File No. 333-50291) (the "REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(b) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
            Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to


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            state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through NationsBanc Montgomery Securities LLC expressly for use therein;

                 (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (and, if filed by electronic transmission pursuant to the Commission's Electronic Data Gathering And Retrieval system, was identical (except as may be permitted by Regulation S-T under the Act) to the copy thereof delivered to the Underwriters) and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through NationsBanc Montgomery Securities LLC expressly for use therein;

                  (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its


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            subsidiaries, otherwise than as set forth or contemplated in the
            Prospectus;

                   (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation;

                 (vii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock"; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights, rights of first refusal or similar rights (except as described in the Prospectus), were issued and sold in compliance with the applicable Federal and state securities laws and conform to the description of the Stock contained in the Prospectus; except as described in the Prospectus,


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            there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company who, by reasons of the filing of the Registration Statement, have the right (and have not waived such right) to request the Company to include in the Registration Statement securities owned by them;

                (viii) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; except for the shares of stock of each subsidiary owned directly or indirectly by the Company, and the equity interests in Equity Partners, L.P. and USFS Equity, L.L.C. owned by the Company, neither the Company nor any subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or has any equity interest in any firm, partnership, joint venture, association or other entity, except as disclosed in the Prospectus; other than Microtel Inns and Suites, Inc., Hawthorn Suites Franchising, Inc., Microtel Inns Realty Corp., Microtel International, Inc., U.S. Funding Corp., U.S. Franchise Capital, Inc. and USFS Management Inc., each a Georgia corporation, Tempe Holdings LLC and Chandler Holdings LLC, each an Arizona limited liability company, and HSA Properties LLC, a Delaware limited liability company (each, a "MATERIAL SUBSIDIARY"), there are no "significant subsidiaries" (as defined in Regulation S-X under the Securities Act) of the Company;

                  (ix) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;


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                   (x)   The issue and sale of the Shares by the Company and the
            compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, in each case as in effect at the applicable Time of Delivery (as defined in Section 4 hereof), to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, in each case as in effect at the applicable Time of Delivery, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xi) The Joint Venture Agreement between the Company and Microtel Franchise and Development Corporation dated as of September 7, 1995 (the "ACQUISITION AGREEMENT") has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity;

                 (xii) Each of the Company and Microtel Inns and Suites Franchising, Inc., Hawthorn Suites Franchising, Inc. and Best Franchising, Inc. (together, the "FRANCHISING SUBSIDIARIES") is duly registered (or in the process of registration in the case of Best Franchising, Inc.) or authorized as a franchisor in all jurisdictions where it is required to be so registered or authorized to conduct its


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            business as described in the Prospectus (other than any jurisdiction requiring registration in which the Company or any of the Franchising Subsidiaries is actively seeking to renew or amend a registration which has lapsed due to the passage of time with respect to which the Company or the applicable Franchising
            Subsidiary has no reason to believe that such renewal or amendment will not be obtained); and the procedures of each of the Company and the Franchising Subsidiaries comply with the requirements of all applicable federal, state and local laws and any applicable rules and regulations thereunder governing the offer and sale of franchises and the relationships between franchisors and franchisees and has filed all notices, reports, documents and other information required to be filed thereunder, except to the extent any failure so to comply would not have a Material Adverse Effect;

                (xiii) The consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and, to the extent such information and data are derived from the financial statements and books and records of the Company and its subsidiaries, are prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; no other financial statements or schedules are required to be included in the Registration Statement and the Prospectus;

                 (xiv) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto; and all contracts described in or filed as exhibits to the Registration Statement to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or subsidiary in accordance with the terms thereof except


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            as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity;

                  (xv) The Company and its subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the general business operated or proposed to be operated by them as described in the Prospectus; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how which individually or in the aggregate could have a Material Adverse Effect;

                 (xvi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument to which it is a party or by which it or any of its properties may be bound;

                (xvii) The statements set forth in the Prospectus under the caption "Description of the Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete;

               (xviii)   Other than as set forth in the Prospectus, there are no
            legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                 (xix) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable


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            assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered or regulated as an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                 (xxi) None of the Company, any of its subsidiaries, nor any of their officers, directors, employees or agents has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any unlawful payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation;

                (xxii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

               (xxiii)   Deloitte & Touche, who have certified certain financial
            statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

       2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $_____, the number of respective Firm Shares (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each


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of the Underwriters agrees, severally and not jointly, to purchase from the
Company at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto.

       The Company hereby grants to the Underwriters the right to purchase at their election up to 675,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Shares may be exercised only by 48 hours' prior written or telephonic notice (subsequently confirmed in writing) from NationsBanc Montgomery Securities LLC to the Company given within 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by NationsBanc Montgomery Securities LLC but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless NationsBanc Montgomery Securities LLC and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

       3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

       4. (a)The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as NationsBanc Montgomery Securities LLC may request upon at least 48 hours, prior notice to the Company shall be delivered by or on behalf of the Company to NationsBanc Montgomery Securities LLC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to a bank account designated by the Company on at least 24 hours, prior notice to NationsBanc Montgomery Securities LLC, or by certified or official bank check or checks, payable in federal (same day) funds, to the order of the Company, for the purchase price of the Firm Shares being sold by the Company. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, CA 94111 (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May __, 1997 or such other time and


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date as NationsBanc Montgomery Securities LLC and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by NationsBanc Montgomery Securities LLC in the written notice given by NationsBanc Montgomery Securities LLC of the Underwriters' election to purchase such Optional Shares, or such other time and date as NationsBanc Montgomery Securities LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

       (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       5.   (a)The Company agrees with each of the Underwriters:

                   (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and counsel for the Underwriters, without charge, signed copies of the


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            registration statement originally filed with respect to the Shares and each amendment thereto (in each case including all exhibits thereto) and to each other Underwriter, without charge, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto); to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities and at such places as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the


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            Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                   (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, without your prior written consents (which consent may be withheld at your sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any share of Stock, options or warrants to acquire shares of the Stock or securities exchangeable or exercisable for or convertible into shares of Stock (other than as contemplated by this Agreement with respect to the Shares); PROVIDED, HOWEVER; that the Company may (i) issue up to an aggregate amount of 500,000 shares of Stock to NorthStar Capital Partners LLC, Lubert-Adler Real Estate Opportunity Fund, LLC and their affiliates,
            (ii) issue up to an aggregate of $900,000 in value of shares of Stock to Leisure Hotel Corporation, (iii) issue shares of its Stock or options to purchase Stock, or Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, and (iv) increase up to 200,000 the number of shares of Stock or options to purchase Stock issuable pursuant to the Company's Amended and Restated 1996 Stock Option Plan (or pursuant to options granted thereunder);

                  (vi) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), unaudited consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                 (vii) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                (viii) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (ix) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

                   (x) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the Effective Date and during any period when the Prospectus is required to be delivered; and

                  (xi) To file with the Commission such reports on Form SR as maybe required by Rule 463 under the Act.

       6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the cost of any stock issue or transfer taxes on sale of the Shares to the Underwriters, the cost of the Company's personnel and other internal costs, and all other taxes incident to the sale and delivery of the Shares to be sold by the Company to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including their travel costs, the roadshow costs (other than the lodging expenses of the officers of the Company), the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

       7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company and HSA Properties LLC, a Delaware limited liability company, have been duly incorporated and organized, respectively, and are validly existing as a corporation and a limited liability company, respectively, in good standing under the laws of the State of Delaware, with all requisite power and authority to own its properties and conduct its business as described in the Prospectus; and all of the issued limited liability company interests of HSA Properties LLC have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens and encumbrances, equities or claims (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery upon payment therefor as provided in this

            Agreement) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description contained in the Prospectus under the caption "Description of the Capital Stock -- Common Stock";

                 (iii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                   (v) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, in each case as in effect at such Time of Delivery, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, in each case as in effect at such Time of Delivery, or result in a violation of any Applicable Law or any judgment, order or decree of any court or arbitration known to us, except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. "APPLICABLE LAW" means the General Corporation Law of the State of Delaware (the "DGCL") and those laws, rules and regulations of the United States of America and the State of New York, in each case that in our experience are normally applicable to transactions of the type contemplated by this Agreement;

                  (vi) No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. The term "GOVERNMENTAL AUTHORITY" means any executive, legislative, judicial, administrative, or regulatory body of the State of New York, the State of Delaware under the DGCL or the United States of America;

                 (vii) To such counsel's knowledge, neither the Company nor HSA Properties LLC is in violation of its Certificate of Incorporation or By-laws or other constitutive documents and neither the Company nor any of the Material Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument that is filed as an exhibit to the Registration Statement, in each case as in effect at such Time of Delivery, except for such conflicts, breaches or violations that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                (viii) Except as otherwise set forth in the Registration Statement, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company's Certificate of Incorporation or By-laws, in each case as amended to the date hereof, or any agreement or other instrument that is filed as an exhibit to the Registration Statement; and, to our knowledge, no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

                  (ix) To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein and, to the extent such contracts or agreements are required under the Act or the rules and regulations thereunder to be filed as exhibits to the Registration Statement, they are so filed or incorporated by reference; and such counsel does not know of any contracts or other documents or any other material agreements required to be summarized or disclosed in the Prospectus or to be so filed as an exhibit to the Registration Statement, which have not been so summarized or disclosed, or so filed or incorporated by reference;

                   (x) The statements set forth in the Prospectus under the caption "Description of the Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete;

                  (xi) The Company is not and, after giving effect to the offering and sale of the Shares (assuming the proceeds therefrom are used as described in the Prospectus under the caption "Use of Proceeds") will not be required to be registered and is not regulated as an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                 (xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial or statistical data and lodging industry data prepared by third-party sources therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

            In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this section 7(c), based upon such representation and relying as to materiality to the extent such counsel deemed reasonable on officers, employees and other representatives of the Company as to factual matters, no facts have come to their attention to cause them to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial or statistical data and lodging industry data prepared by third-party sources therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial or statistical data and lodging industry data prepared by third-party sources therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, financial or statistical data and lodging industry data prepared by third-party sources therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed which has not been filed;

            (d) Bodker, Ramsey & Andrews, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates); and

                  (ii) Each Material Subsidiary that is incorporated in the State of Georgia and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates).

            (e) Smith Gambrel & Russell, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that, to the best of such counsel's knowledge, and other than as set forth in the Prospectus, each of the Company and the Franchising Subsidiaries is duly registered or authorized as a franchisor in all jurisdictions where it is required to be so registered or authorized as a franchisor to conduct its business as described in the Prospectus (other than any jurisdiction requiring registration in which the Company or either of the Franchising Subsidiaries is actively seeking to renew or amend a registration which has lapsed due to the passage of time with respect to which such counsel has no reason to believe that such renewal or amendment will not be obtained); and the procedures of each of the Company and the Franchising Subsidiaries comply with the requirements of all applicable federal, state and local laws and any applicable rules and regulations thereunder governing the offer and sale of franchises and the relationships between franchisors and franchisees, except to the extent any failure so to comply would not be expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries considered as a whole;

            (f) On the date of the Prospectus at a time prior to the execution of this Agreement; at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

            (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ or the establishment of minimum or maximum prices on such exchange or market;
       (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or
       (iv) a material adverse change in the political, financial or economic conditions in the United States or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of NationsBanc Montgomery Securities LLC makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

            (j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company as to (i) the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, (ii) the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, (iii) the matters set forth in subsections (a) and (g) of this Section 7; (iv) the fact that they have carefully examined the Registration Statement and Prospectus and, (A) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) since the Effective Date, no event has occurred that is required by the Act or the rules and regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (v) as to such other matters as you may reasonably request;

            (k) On the date hereof, the Company shall have furnished to you a "lock-up" agreement in form and substance satisfactory to you from each director and executive officer of the Company, and each such agreement shall be in full force and effect at such Time of Delivery

       8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the securities under the security laws thereof or filed with the Commission or any securities association or securities exchange (each, an "APPLICATION"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Shares, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter (upon presentation of a statement or statements therefor in reasonable detail) in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through NationsBanc Montgomery Securities LLC expressly for use therein; PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5(a)(iii) hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares, to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

       (b) In addition to any obligations of the Company under Section 8(a), the Company agrees that it shall perform its indemnification obligations under
Section 8(a) (as modified by Section 8(g)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

       (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through NationsBank Montgomery Securities LLC expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such
Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party in any such action), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by NationsBanc Montgomery Securities LLC in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(c).

       If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (f) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "CONTRIBUTING PARTY"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

       (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

       9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

       (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Company or both as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its PRO RATA share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or

Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

       11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through NationsBanc Montgomery Securities LLC for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

       12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, CA 94111,
Attention: David Baylor, Esq. and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement,
Attention: Chief Financial Officer; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       14. Time shall be of the essence of this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the Commission's office in Washington, D.C. is open for business.

       15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

       16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   U.S. FRANCHISE SYSTEMS, INC.

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:



Accepted as of the date hereof:

NATIONSBANC MONTGOMERY SECURITIES LLC


By:
    --------------------------
    Managing Director

                                      SCHEDULE I


                                                              NUMBER OF OPTIONAL
                                                                 SHARES TO BE
                                      NUMBER OF FIRM             PURCHASED IF
                                       SHARES TO BE             MAXIMUM OPTION
       UNDERWRITER                      PURCHASED                 EXERCISED
       -----------                    --------------          ------------------
NationsBanc Montgomery
  Securities LLC                        1,125,000                  168,750
Schroder & Co.                          1,125,000                  168,750
The Robinson-Humphrey
  Company, LLC                          1,125,000                  168,750
CIBC Oppenheimer Corp.                  1,125,000                  168,750
                                        ---------                  -------

  Total. . . . . . . . . . . . .        4,500,000                  675,000
                                        =========                  =======


                                                                         ANNEX I





                            DESCRIPTION OF COMFORT LETTER



       Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

        (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representative of the Underwriters (the "REPRESENTATIVE") and are attached hereto;

      (iii) They have made a review in accordance with standards established by the American institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
(vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

       (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

        (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

       (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

            (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
       (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.